UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934.

DATE OF REPORT: JANUARY 14, 2009
(Date of earliest event reported)

THE ITALIAN OVEN, INC.
(Exact name of registrant as specified in its charter)

PA                                            0-27182               25-1624305
                                                       (State or other jurisdiction                         (Commission File      IRS Employer
of incorporation)                                      Number)             Identification Number)

196 WEST ASHLAND STREET, DOYLESTOWN, PA 18901
(Address of principal executive offices)

267-864-7737
(Registrant's telephone number, including area code)

NOT APPLICABLE
(Former Name or Former Address, if changed since last report)

Item 1.01 Entry into Material Agreement

The Italian Oven, Inc. (OTC: IOVN) appointed Bank of
America as its principle depositary institution. IOVN opened two deposit accounts for its operations with Bank of America, and the bank approved the application. Prior to this month, the company had no known active bank accounts.

The company received a loan of $1,600.00 to fund the
accounts from its majority shareholder, My Pleasure Limited. Under the terms of the note payable, The Italian Oven, Inc., will pay My
Pleasure Limited the loaned amount along with 10% simple
annual interest in twelve months.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act
of 1934, the registrant has duly caused this report to be
signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 14, 2009

THE ITALIAN OVEN, INC.

By: /s/ Joanna Chmielewska
Joanna Chmielewska, President